AGREEMENT

      This Agreement, made as of this 30th day of November, 1999 by and between Computer Business Sciences, Inc. ("CBS"), a New York corporation having its principal address at 80-02 Kew Gardens Road, Kew Gardens, NY 11415

                                       And

      Nissko Telecom L.P., a New York Limited Partnership having its principal address at 80-02 Kew Gardens Road, Kew Gardens, New York, 11415 ("Nissko").

                                       And

      Nissko Telecom, Ltd., a New York Corporation having its principal address at 80-02 Kew Gardens Road, Kew Gardens, New York 11415 ("Ltd").

     Joseph Koren, an individual residing at 123 Audley Street, Kew Gardens, New York 11418 ("Koren").
                                       And

      Chamuel Livian, an individual residing at 65 Tennis Place, Forest Hills, New York 11375 ("Livian").

                                       And

      Avraham Nissanian, an individual residing at 138-34 78th Drive, Flushing, New York 10036 ("Nissanian").

                                       And

      Robert Rimberg, Esq., an individual residing at 7 Baker Lane, Suffern, New York 10901 ("Rimberg")

                                       And

      Nissko Telecom Associates, 80-02 Kew Gardens Road, Kew Gardens, New York 11415 ("Associates")

      WHEREAS, Associates, Nissko, Ltd., Koren, Livian, Nissanian and Rimberg (Koren, Livian, Nissanian and Rimberg are hereinafter, collectively and individually, the "Nissko Group") entered into an agreement dated March 25, 1995 with CBS creating Associates, a Joint Venture ("Joint Venture"), for the purpose of engaging in the business of providing computer telephony services to all countries, to and from the United States" (collectively "Countries") and being designated as a Master Agent to those countries.

      WHEREAS, the Nissko Group is desirous of divesting itself of its rights in the Joint Venture and all participation in providing telephony services to the Countries.

      WHEREAS, the Nissko Group is desirous of selling all of their rights in the Joint Venture and all participation in providing telephony services to the Countries.

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            WHEREAS, based on discussions held among CBS, Nissko, Ltd.,
Associates and the Nissko Group, CBS wishes to purchase 100% of Nissko's, Ltd.'s and the Nissko Group's interest in the Joint Venture which is a Master Agent to provide long distance telephone service, internet service, data and any and all other telephony service (the "Telephony Business") to the Countries, any and all customer lists in the possession of Associates, Nissko, Ltd. and the Nissko Group, any and all licenses obtained by Associates, Nissko, Ltd. and the Nissko Group, any and all interest Nissko, Ltd. and the Nissko Group have in Talkie Globe(R) and other equipment related to such service, etc. (the "Telephony Assets"), any and all liabilities of Associates, Nissko, Ltd. and the Nissko Group relating to taxes which any individual may become liable and telephone bills related to services provided, , and to secure from Nissko, Ltd. and the Nissko Group their cooperation and assistance in purchasing the related rights and equipment from their Master Agent joint venture partners (Schedule "A").

      NOW, THEREFORE, in consideration of the mutual obligations and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      A.    Purchase.

            1. CBS hereby agrees to purchase 100% of Nissko's, Ltd.'s and the Nissko Group's interest in the Joint Venture which is a Master Agent to provide long distance telephone service, internet service, data and any and all other telephony service (the "Telephony Business") to the Countries, any and all customer lists in the possession of Associates, Nissko, Ltd. and the Nissko Group, any and all licenses obtained by Associates, Nissko, Ltd. and the Nissko Group, any and all interest Nissko, Ltd. and the Nissko Group have in Talkie Globe(R) and other equipment related to such service, etc. (the "Telephony Assets"), any and all liabilities of Associates, Nissko, Ltd. and the Nissko Group relating to taxes which any individual may become liable and telephone bills related to services provided, and to secure from Nissko, Ltd. and the Nissko Group their cooperation and assistance in purchasing the related rights and equipment from their Master Agent joint venture partners.

            2. The Purchase Price for the Transaction shall be paid with 670,000 duly authorized and validly issued shares of the common stock of CBS ("Purchase Shares"), which are being delivered to the Nissko Group members simultaneously with the execution of this Agreement. Rimberg will receive 8% of the Purchase Shares; the other members of the Nissko Group will divide the remainder equally; provided, however, that it is acknowledged that Livian has represented the interests of both himself and his brother, Gabriel Livian ("Gabriel") in Ltd., and, accordingly 25% of the shares allocated to Livian shall be issued to Gabriel who shall be deemed a member of the Nissko Group for all purposes hereunder.

            3. CBS plans to take action to cause its common stock to be publicly traded in the United States within the next 18 months (the "Event"). However, no assurance can be given that the Event will occur. In furtherance hereof, each Investor will enter into an Investment Letter in the form attached hereto as Exhibit A. Upon the occurrence of the Event, all Purchase Shares holders shall have such rights of registration that shall be no less than the rights of registration granted to any other holder of unregistered shares of CBS, which shall be subject to the same restrictions and requirements of the underwriter of the initial public offering of shares of CBS.

            4. CBS is depositing 588,000 restricted shares of common stock of Fidelity Holdings Inc., all of which are duly authorized and validly issued to CBS, together with stock powers, duly executed in blank in escrow ("Escrow Shares 1") with Rimberg & Associates. P.C. (the "Escrow Agent"), simultaneous with the execution of this Agreement. In the event that

                  (i) the Event does not occur within eighteen (18) months of the date hereof, the Escrow Agent, within 10 days thereof, shall issue to the Nissko Group, in the proportions set forth below such number of Escrow Shares 1 as shall be valued at $2,500,000 if sold to a purchaser or financier of restricted securities (i.e., valued at the average closing price for the 30 trading days prior to the 18th month anniversary of this Agreement, discounted at 35%, in the event such shares are restricted) on the 18 month anniversary of this Agreement, and such Escrow Shares 1 shall become Purchase Shares and the remaining Escrow Shares 1 shall remain in escrow until the 24 month anniversary of this Agreement as provided below; or

                  (ii) if the Event has occurred prior to the 18 month anniversary of this Agreement and (A) the net proceeds of the sale of the Purchase Shares received by the Nissko Group members if and when sold during any period prior to the 24 month anniversary of this Agreement do not equal at least each member's proportionate share of a total of $2,500,000, or, (B) if such Purchase Shares have not been sold by the 24 month anniversary of this Agreement, and the value of such shares as measured at the average closing price for the thirty (30) trading days prior to the 24 month anniversary (discounted at 35 %, in the event such shares are restricted, to take into account that they are restricted securities), does not equal at least $2,500,000, then the Escrow Shares 1 shall become Purchase Shares to cover any shortfall in value to the extent that members of the Nissko Group would receive on the 24 month anniversary of this Agreement (or if the Purchase Shares were sold prior to the 24 month anniversary of this Agreement, have actually received) their proportionate share of a total value of $2,500,000 upon the sale of the Purchase Shares, valued as provided above, to a purchaser or financer of restricted securities (i.e., discounted at 35 %, in the event such shares are restricted). On the 24 month anniversary of the Agreement the Escrow Agent shall immediately release such number of the Escrow Shares 1 to accomplish the foregoing to the members of the Nissko Group in the same proportions set forth in Paragraph A(1) hereof regarding the CBS shares, i.e., Rimberg will receive 8% of the Purchase Shares; the other members of the Nissko Group will divide the remainder equally, except that 25% of the shares allocated to Livian shall be issued to Gabriel.

            In the event that at any time prior to the 24 month anniversary of this Agreement, CBS secures a bona fide third party purchaser of any Purchase Shares for a cash purchase price of $2,500,000, or such amount proportional to a share of the Purchase Shares, and any member of the Nissko Group rejects such offer, then no additional Escrow 1 Shares are to be issued to such member on the 24 month anniversary of the Agreement.

            All issuances, dividends, stock splits, conversions or other consideration with respect to the shares under this section occurring after January 10, 2000 shall become a part of "Escrow Shares 1."

            5. An additional 200,000 restricted shares of common stock of Fidelity Holdings, Inc. will be validly issued and placed in escrow, together with stock powers validly executed in blank ("Escrow Shares 2") with Rimberg & Associates P.C., simultaneous with the execution of this Agreement. In the event that the Event does not occur within eighteen (18) months of the date hereof, then the Escrow Agent shall release from escrow and deliver to the Nissko Group, and the Nissko Group shall have the right to receive, in addition to the Purchase Shares (including any "Escrow Shares 1" under Section 3, above), the "Escrow Shares 2." Rimberg will receive 8% of the "Escrow Shares 2;" the other members of the Nissko Group will divide the remainder equally, except that 25% of the shares allocated to Livian shall be issued to Gabriel.

            All issuances, dividends, stock splits, conversions or other consideration with respect to the shares under this section occurring after the date hereof shall become a part of "Escrow Shares 2."

            6. To cover personal guarantees of Nissko Jewelry of MCI, Sprint or any other creditor with respect to liabilities of CBS or related to the purchased liabilities, as described above, CBS is hereby depositing 200,000 duly authorized and validly issued to CBS restricted shares of Fidelity Holdings Inc. common stock (the "Guarantee Shares") in escrow with Rimberg & Associates. P.C., simultaneous with the execution of this Agreement, together with stock powers, validly issued in blank. In the event any member of the Nissko Group or Nissko Jewelry is required to pay to MCI or Sprint or any other creditor with respect to liabilities of CBS or related to the purchased liabilities, as described above, such member shall notify Business,CBS, in writing, of such obligation. CBS shall have the right to defend against the payment demand to its full extent; provided that CBS posts any required bond or makes any payment required to proceed with any appeal. Where CBS has exhausted all avenues and payment is still outstanding, then the Escrow Agent shall release such shares from escrow and cause such shares, as promptly as possible, to be sold, with the proceeds thereof to be utilized towards the payment of any such obligations.

            All issuances, dividends, stock splits, conversions or other consideration with respect to the shares under this section occurring after January 10, 2000 shall become a part of these personal guarantee shares.

            7. The parties acknowledge and agree that the Escrow Agent shall have no discretion concerning the release of the Escrow Shares 1, the Escrow Shares 2 and the Guarantee Shares and that no party shall have any right to object to the release of any of such shares from escrow at the times and upon the occurrences specified in Paragraph A(3) through (6), above, and any such rights are hereby deemed waived and of no further force or effect. At such times that any shares held in escrow are to be released in accordance with this Agreement, the Escrow Agent shall send a written notice, by first class, certified mail, return receipt requested, the parties at the addresses specified in this Agreement (or such other address as a party may specify to the Escrow Agent in writing), with a copy of such notice to Cohen & Tauber, LLP, 1350 Avenue of the Americas, 26th Floor, New York, New York 10019 (or such other address specified by such party in writing to the Escrow Agent) of its intention to release such shares to the designated parties within ten (10) days of such notice. Unless the Escrow Agent is enjoined by a New York Court of competent jurisdiction (i.e., the federal district court or New York Supreme Court) from releasing such shares, the Escrow Agent shall have no discretion but to release such shares to such parties.

      B.    Authorization of Agreement, Etc.

            1. This Agreement has been or will be duly executed and delivered by each member of the Nissko Group and the execution, delivery and performance by each member of the Nissko Group of this Agreement has been duly authorized by all requisite corporate or partnership action by each member of the Nissko Group, as applicable; and each constitutes, or will constitute, the legal, valid and binding obligation of each member of the Nissko Group, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, usury or other similar laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance of this Agreement and the issuance, sale and delivery of the Securities will not (i) violate any provision of law or statute or any order of any court or other agency of government binding on any member of the Nissko Group; or
            (ii) to the best of the Nissko Group's knowledge, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any member of the Nissko Group under their respective organizational documents, to the extent applicable, or any indenture, mortgage, lease agreement or other agreement or instrument to which any member of the Nissko Group is a party or by which it or any of its property is bound or affected.

            2. The execution and delivery of this Agreement by CBS and the performance by CBS of its obligations hereunder have been duly and validly authorized by all requisite corporate action. The obligations of CBS hereunder and valid and binding and enforceable against CBS in accordance with their respective terms. CBS represents and warrants that the Purchase Shares, the Escrow Shares 1, the

            Escrow Shares 2 and the Guarantee Shares are duly and validly issued and non-assessable, and are free and clear and any liens, claims, encumbrances or rights of third parties whatsoever, except as required under the Securities Laws, including, but not limited to, Rule 144 of the Securities Act of 1933. During the term hereof, any dividends, whether in cash or in kind, including without limitation, stock dividends, or stock splits or other consideration issued in connection with any of the Escrow Shares 1, the Escrow Shares 2 and the Guarantee Shares shall be delivered by CBS or Fidelity, as the case may, to the Escrow Agent and shall be deemed part of such shares and subject to the escrow provisions contained hereunder.

      C. Title to Properties; Encumbrances. Except for claims by Major Fleet and Leasing, to the best of their knowledge, the Nissko Group and/or Associates has good, valid and marketable title to all of the Telephony Assets free and clear of all encumbrances, liens, claims, charges or other restrictions of whatever kind or character , except for liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent

      D. Non-Defaults; Non-Contravention. To the best of their knowledge, none of the Nissko Group is in default in the performance or observance of any obligation (i) under its respective organizational documents, as applicable, or any indenture, mortgage, contract, purchase order or other agreement or instrument to which a member of the Nissko Group is a party or by which it or any of its property is bound or affected; or (ii) with respect to any order, writ, injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, would constitute, a default under any of the foregoing. Notwithstanding the foregoing, the parties make no representations regarding MCI or Sprint.

      E. Discharge and Release. Except for their obligations hereunder or any obligations related to the Telephony Business or the liabilities assumed by CBS hereunder, upon execution of this Agreement any obligations between the parties from the Agreement between Fidelity, Computer Business Sciences and the Nissko Group dated March 25, 1995 are hereby discharged and any escrows being held pursuant to the March 25, 1995 Agreement shall be immediately released. In addition, the Nissko Group agrees to execute a general release in favor of Fidelity and CBS with respect to such matters (Exhibit "B").

      F. Binding Upon Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.

      G. Choice of Laws. This Agreement shall be construed in accordance with the laws of the state of New York and county of New York and any action hereunder shall be commenced in the courts of the State of New York County of New York.

      H. Non-Compete. The Nissko Group agrees that for five years following the execution of this Agreement it shall not compete, be involved or be working in the Telephony Business in the Countries.

      I. Additional Documents. The parties agree to execute and deliver any additional documents, which may be reasonably required to accomplish any of the purposes set forth in this Agreement.

      J. Integrated Agreement. This Agreement constitutes the entire Agreement between the parties. This Agreement supersedes any prior agreement or understanding between the parties and no modifications or revisions thereof shall be of any force or effect unless the same are in writing and executed by the parties hereto. The Nissko Group, Nissko and Ltd. acknowledge that it is entering into this Agreement as a result of its own independent investigation and not as a result of any promises, declarations and/or representations, oral or written, of CBS, Fidelity Holdings, Inc., its agents, officers or employees or any other entity, not contained in this Agreement.

      K. Ambiguity. This contract is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty and ambiguity existing herein shall not be interpreted against either party but according to the application of rules of interpretation of contracts if such an uncertainty or ambiguity exists.

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      L. Applicable Law. The parties agree that this Agreement shall be governed by and interpreted pursuant to the Laws of the State of New York.

      M. Third Party Beneficiary. No provision of this Agreement is intended to be for the benefit of or enforceable by any third party.

      N. Counterparts; Facsimile. This Agreement, and any amendments hereto may be executed in counterparts all of which taken together shall constitute one agreement. A facsimile copy or copies may serve as original.

      O. Separability of Provisions. Any provision of this Agreement, which shall be determined to be invalid, Shall be ineffective, but such invalidity shall not affect the remaining provisions hereof. The titles to the paragraphs hereof are for convenience only and have no substantive effect.

IN WITNESS THEREOF, the parties hereto, intending to be legally bound, the parties have signed this agreement as of the day and year written above.


Computer Business Sciences, Inc.


______________________________________
By: Doron Cohen, President


______________________________________
By: Joseph Koren


______________________________________
By: Chamuel Livian


______________________________________
By: Avi Nissanian


______________________________________
By: Robert Rimberg

Nissko Telecom Associates


______________________________________
By: Nissko Telecom L.P.


Nissko Telecom Ltd.


______________________________________
By: Avi Nissanian, President


AGREED TO WITH RESPECT TO
PARAGRAPH B(2) ONLY:


______________________________________
Doron Cohen


______________________________________
Bruce Bendel


Fidelity Holdings, Inc.


By:___________________________________